[Missing Graphic Reference] Sun Life Insurance and Annuity Company of New York (Hereinafter referred to as “the Company”) Service Office: One Sun Life Executive Park, Wellesley Hills, MA 02481

APPLICATION for LIFE INSURANCE

1. Name (of Proposed Insured): _____________________________________________________________________________
2. Address: _____________________________________________________________________________________________

3. Sex:  ❒ Male   ❒ Female                                                         4. Date of Birth:  _____________        5. Social Security Number:  ___________________

6. Birth Place (country/state)  _____________        7. Permanent U.S. Resident   Yes  No         8. Years in U.S.
9. U.S. Citizen   Yes  No If No: Valid Green Card or Visa Number:
COVERAGE SELECTION
10. Application for Life Insurance to:
❒	[Sun Life Executive Benefit VUL]
       Riders:
            ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                             ❒
           ❒ Other:

❒	[Sun Life Executive Benefit UL]
       Riders:
   ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                           ❒
❒	Other:

11. Specified Face Amount:                                                                                  Supplemental Insurance Face Amount:
12. Death Benefit Option – Select One
❒ Option A (Specified Face Amount)
❒ Option B (Specified Face Amount plus Gross Cash Surrender Value)
❒ Option C (Specified Face Amount plus Cumulative Premiums Paid)
13. Definition of Life Insurance Test to be Used:  ❒ Cash Value   ❒ Guideline Premium
14. Issue Date Requested:                                                      _______________(mm/dd/yyyy)                                                                           15. Premium Mode:  ❒ Annual   ❒ Semi-Annual
                ❒ Quarterly
16. Initial Premium                                                              Planned Periodic Premium:
*Charitable Giving Benefit Rider– Complete if  selected above:
17a. Name of Accredited Organization:                                                                                                                         17b. 501(c) Tax ID Number:
17c. Address:
17d. After you receive confirmation of the charitable organization, choose one:
❒ I/We will notify the charity of my/our intent OR
❒ Permit the Company to notify the charity of my/our intent upon my/our death

Corrections and Amendments (for Home Office use only):

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BENEFICIARY, OWNER AND PAYOR DESIGNATION

18. Beneficiary Designation (if Trust, provide Trust Information):  ___________________________________________________
      _____________________________________________________________________________________________________
     Relationship:   _________________________                                                                                                           Date of Trust (mm/dd/yyyy) ________________________
19. Owner (if other than Proposed Insured)(if Trust, provide Trust Information): ________________________________________
      Address:  _____________________________________________________________________________________________
      Relationship: _____________ S.S.# or Tax I.D.# _____________  Date of Trust (mm/dd/yyyy) (if applicable):_____________

20. Payor (if other than Proposed Insured and Owner): _____________________________________________________________
      Address:  _____________________________________________________________________________________________
      Relationship: _____________ S.S.# or Tax I.D.# _____________  Date of Trust (mm/dd/yyyy) (if applicable):_____________

QUESTIONS

21. During the past three months, has the Proposed Insured been actively at work on a full-time basis, at least
      30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or medical treatment?
      If no, give details below.                                                                                                                                      ❒ Yes    ❒ No

22. Has the Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?
      If yes, give name and number of each product used per day: ___________________________❒ Yes    ❒ No

23. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract,
       including those under a binding or conditional receipt or those within an unconditional refund period?❒ Yes    ❒ No

24. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as  a source of premium for the coverage for which
      Application is being made?                                                                                                                                                     ❒ Yes    ❒ No

If the answer to No. 23 is “yes”, provide the applicable state form(s).  If the answer to No. 24 is “yes”, please provide the applicable state form(s) and provide the information requested in the following table.
*You may attach additional paper, if necessary, to provide information required.
Insurance Company	Insured or Annuitant	Policy or Contract Number

25. If a replacement is involved, is it intended as an IRC Section 1035 exchange?
      If yes, provide the necessary form(s).                                                                                                                                    ❒ Yes    ❒ No

SIGNATURE SECTION
 DECLARATION:
By signing this Application, I/we understand and agree that:
a) all statements and answers in this Application are true and complete to my/our best knowledge and belief. The information provided in this Application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;
b) no life insurance coverage shall take effect until (1) a policy is issued during the lifetime of the Insured; (2) the Company has received the initial premium due on the policy; and (3) the statements made in this Application are still complete and true as of the date the policy is delivered;
c) no licensed sales representative or other person except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any of the terms or  requirements of any application or life insurance policy;
d) in accepting any life insurance policy which may be issued, I/we also accept all corrections and amendments which may be made by the Company, as recorded in the corrections and amendments section of this Application;
e) any illustration prepared in connection with this Application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company. Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion;
f) all the policy features, including the financial impact of the Base Face Amount/Supplemental Insurance Face Amount mix selected, have been reviewed with me/us by the Sales Representative whose name is listed below;
g) in connection therewith, it is expressly acknowledged that the policy, as applied for, is suitable for the insurance needs and anticipated financial objectives of the undersigned;
h) any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime as determined by a court of competent jurisdiction, depending upon state law, and subjects such person to criminal and civil penalties.

SUITABILITY:   (for flexible premium variable universal life Applications only)
I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:
•	THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
•	THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.
I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying Investment Options that may be registered.

Customer Identification Notice: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an application. This means we will ask you for your name, address, Social Security Number, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I/we acknowledge receipt of the Customer Identification Notice. I/we understand that the identity information being provided by me/us is required by Federal law to be collected in order to verify my/our identity and I/we authorize its use for this purpose.

______________________________________      ______________________________________      _________________
  Signature of Proposed Insured                                   Signature of Applicant/Owner       Date

 _____________________________________      ______________________________________       _________________
  Signature of Witness/Sales Representative                Sales Representative's License No.                                                                                                                                                                    Date

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To be completed by the Owner:

OWNERS CERTIFICATION: The Internal Revenue Service (IRS) does notrequire your consent to any provision of this document, other than the certification required to avoid backup withholding. Under penalties of perjury, I/we certify that:
(1) The number shown in item 5 (or item 19 if the Owner is not the Proposed Insured) of this form is my/our correct taxpayer identification number, AND (2) I/we am/are not subject to backup withholding because (a) I/we am/are exempt from backup withholding, or (b) I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me/us that I/we am/are no longer subject to backup withholding.

__________________________________________________________________                                                                                                                                        __________________________
 Signature of Owner/Taxpayer                                                                                                                              Date

LICENSED SALES REPRESENTATIVE'S REPORT

1. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract, including
    those under a binding or conditional receipt or those within an unconditional refund period?                                                                                                                                                                ❒ Yes  ❒ No
    If yes, provide details and any necessary forms._______________________________________________________

2. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as a source of premium for the coverage for which Application is being made?❒ Yes  ❒ No
   If yes, provide details and any necessary forms._______________________________________________________

3. Based on your reasonable inquiry about the Applicant/Owner's financial situation, insurance objectives and needs, do you believe that the policy, including the base/supplemental insurance face amount mix as applied for, is suitable
for the insurance needs, the services to be provided and anticipated financial objectives of the Applicant/Owner?        ❒ Yes  ❒ No

4. To whom shall premium notices and correspondence be sent (if other than the Owner):
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

5.  Licensed Sales Representatives who will share commissions:
Name                                                                                        License Number                                                              Share %
_______________________________________________   ______________________      ______________
_______________________________________________   ______________________      ______________
_______________________________________________   ______________________      ______________
_______________________________________________   ______________________      ______________

I,  ,  certify:
                                Print name

1. That the questions contained in this Application were asked of the Proposed Insured and Applicant/Owner and that I have truly and accurately recorded all the information supplied by the Proposed Insured and Applicant/Owner.

2. That I have reviewed with the Applicant/Owner all the policy features.

3. That a current prospectus for the policy applied for and a prospectus for each of the underlying Investment Options that may be registered have been given to the Applicant/Owner (if applying for a flexible premium variable universal life insurance contract).

4. That all answers made by me in the above Licensed Sales Representative's Report are true and complete to the best of my knowledge and belief.

Anti-Money Laundering Customer Identity Information
Applicant/Owner’s Name_____________________________________________________________
Address___________________________________________________________________________
City________________________State____________________________  Date of Birth _____/______/_____
Type of Identification Document (individual) (e.g., Driver’s License) _______________________________
Type of Identification Document (e.g., a government issued document showing the existence of the entity, e.g., a certificate of good standing or equivalent)
Issue Date of Identification Document ______/______/___ Expiration Date  ______/______/___ State of Issue ________________

Anti-Money Laundering Training
I have received relevant anti-money laundering training within the last 12 months, given by the Company, another insurance company or other financial institution, or offered through a national association (e.g., NAIFA, NAILBA) or competent third party (e.g., LIMRA). I also hereby acknowledge my obligations, including compliance with the Company’s Anti-Money Laundering Program, as described in the Company’s Market Conduct Guide for Individual Life Insurance and Annuity Producers.

                                                                           __          _
Signature of Licensed Sales Representative                                 Date

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